SECURITIES ISSUANCE AGREEMENT

This SECURITIES ISSUANCE AGREEMENT (this “Agreement”) is entered into as of the 24th day of December, 2009, by and between PETROALGAE INC., a Delaware corporation (“Seller,” or the “Company”), and Green Science Energy LLC (“Purchaser”).

WITNESSETH:

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to accept from Seller, three hundred fifty-seven thousand one hundred forty-three (357,143) (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and a warrant to purchase three hundred fifty-seven thousand one hundred forty-three (357,143) shares of Common Stock, in the form attached hereto as Exhibit A (the “Warrant”, and together with the Shares, the “Securities”) upon the terms and subject to the conditions set forth herein.

WHEREAS, Purchaser is a Delaware limited liability company, and as consideration for the Securities, is issuing the Company equity in the Purchaser equal to thirty percent (30%) of the outstanding equity interests in the Purchaser on a fully diluted basis, in the form to be determined and governed by an operating agreement to be negotiated and executed pursuant to Section 1.1 below (the “LLC Equity”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF THE SECURITIES

Section 1.1            Issuance of the Securities.  Upon the terms and subject to the conditions set forth in this Agreement and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, Seller hereby sells and issues to Purchaser, and Purchaser hereby purchases from Seller, the Securities, free and clear of any and all Liens (as defined in Section 7.11 hereof), for the consideration specified in this Article 1.

Section 1.2            Consideration.  As consideration for the issuance of the Securities, Purchaser shall issue to Seller the LLC Equity.  The parties will in good faith mutually agree upon, finalize, and execute the operating agreement for Purchase (the “LLC Agreement”) no later than thirty (30) days after the date hereof.  Such LLC Agreement will, at a minimum, contain anti-dilution protection for the LLC Equity and provide Seller with other standard and customary rights and protections for minority-equity holders in closely held companies (such as, solely by way of example and not by way of limitation, the right to approve major transactions, debt facilities, new equity issuances, equity transfers by then existing holders, events of bankruptcy, distributions, certain amendments to the LLC Agreement, and otherwise).

Section 1.3            Option to Purchase Additional Securities.  Purchaser shall have the option (the “Option”), exercisable no later than June 30, 2010, to purchase up to an additional two hundred fifty thousand (250,000) shares of Common Stock (the “Option Shares”) for eight dollars ($8) per share, and purchase a warrant to purchase up to an additional two hundred fifty thousand (250,000) shares of Common Stock for fifteen dollars ($15) per share in a form substantially similar as that attached hereto as Exhibit “A” (the “Option Warrant”), for a total purchase price of two million dollars ($2,000,000) (the “Option Purchase Price”), upon and subject to the same terms and conditions as those contained and incorporated herein; provided, however, that Seller may issue the Option Shares and Option Warrant at such time to the Purchaser without violating any of the securities laws, rules, or regulations of the United States or any other country.  The Option may be exercised in whole or in part by the Purchaser at any time prior to its expiration by delivering written notice to Seller of Purchaser’s intent to exercise such Option.

ARTICLE 2

DELIVERY

Section 2.1            No later than five (5) Business Days after the date hereof, Seller shall deliver, or cause to be delivered, to Purchaser a certificate or certificates evidencing all of the Shares and the duly executed Warrant.  Such Shares and Warrant shall bear appropriate (in the Company’s reasonable discretion) restrictive legends reflecting the terms and conditions hereof.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As used herein (i) any reference to any event, change or effect being “material” with respect to the Company means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company, and (ii) the term “Material Adverse Effect” on the Company means a material adverse effect on (x) the condition (financial or otherwise), properties, business, operations, prospects, assets, nature of assets, liabilities, or results of operations of the Company and its subsidiaries taken individually and/or as whole, or (y) the ability of the Company to perform its obligations under this Agreement.

The Company hereby represents and warrants to Purchaser as follows:

Section 3.1            Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to conduct its business as it is now being conducted.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.2            Capitalization.

(a)           The authorized capital stock of the Company consists solely of 300,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which one hundred five million eight hundred seventy-two thousand two hundred thirteen (105,872,213) shares of Common Stock are issued and outstanding and of which no shares of Preferred Stock are issued and outstanding.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with all foreign, federal and state securities laws.

(b)           The Securities and the shares issuable upon exercise of the Warrant to be issued and sold by the Company to the Purchaser hereunder and thereunder have been duly and validly authorized and, when issued and delivered against payment therefore as provided herein and therein, will be duly and validly issued and fully paid and non-assessable.

Section 3.3            Corporate Authority.  The Company has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase contemplated hereby.  The execution and delivery by the Company of this Agreement and the consummation by the Company of the Securities Purchase contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or the Securities Purchase contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 3.4            No Violations; No Consents.  The execution and delivery by the Company of this Agreement does not, and the performance and consummation by the Company of the Securities Purchase contemplated hereby will not, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a)           contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company’s Certificate of Incorporation or By-laws or (ii) any resolution adopted by the Board of Directors (or similar governing body) of the Company;

(b)           contravene, conflict with, or constitute or result in a breach or violation of any Law (as defined below), award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction (“Order”) or give any Governmental Entity or any other Person the right to challenge the Securities Purchase contemplated hereby; or

(c)           require the consent or approval of any Governmental Entity or any third party which has not already been obtained.

For purposes of this Agreement, the term “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

Section 3.5            Actions.  There are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature (“Actions”) or Orders issued, pending or, to the knowledge of the Company, threatened, against the Company or any of its assets, at law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person that individually or in the aggregate, (i) have had, do have or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) question or challenge the validity or legality of, or have the effect of prohibiting, preventing, restraining, restricting, delaying, making illegal or otherwise interfering with, this Agreement, the consummation of the Securities Purchase contemplated hereby or any action taken or proposed to be taken by the Company pursuant hereto or in connection with the Securities Purchase contemplated hereby.  To the knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action or the issuance of any such Order.

Section 3.6            SEC Reports.  The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has been no material change in the financial condition or results of operations of the Company and its subsidiaries taken individually and/or as whole since the last audited financial statements of the Company included in the SEC Reports.

Section 3.7            No Material Adverse Effect. There has been no Material Adverse Effect on the Company since September 30, 2009.

Section 3.8            Trading With the Enemy Act; Patriot Act.  To the knowledge of the Company, no sale of the Company’s securities by the Company nor the Company’s use of the proceeds from such sale has violated the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.  Without limiting the foregoing, the Company (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and (b) to the knowledge of the Company, does not engage in any dealings or transactions, or be otherwise associated, with any such person.  The Company is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

Section 3.9            Listing of Common Stock.  The Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market maintained by the National Associate of Securities Dealers (the “OTCBB”), and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by any applicable regulatory agency, electronic market administrator, or exchange. The Company has not, and shall not take any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing requirements of the OTCBB.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1            Organization and Good Standing.  Purchaser is a corporation, limited liability company or limited partnership, as the case may be, and duly incorporated or formed, validly existing and in good standing in the jurisdiction of its incorporation or formation, as applicable, or (b) a natural person competent to execute and deliver this Agreement.

Section 4.2            Corporate Authority.  Purchaser has the full legal right, requisite corporate, limited liability company or limited partnership power and authority, as the case may be, and has taken all corporate, limited liability company, or limited partnership action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Securities Purchase.  The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Securities Purchase have been duly authorized and approved by the governing body of Purchaser and no other corporate, limited liability company or limited partnership proceeding with respect to Purchaser is necessary to authorize this Agreement or the Securities Purchase contemplated hereby.  This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.3            No Violations.  (a)  The execution and delivery by Purchaser of this Agreement does not, and the performance and consummation by Purchaser of the Securities Purchase will not, with respect to Purchaser, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i)           contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of the Certificate of Incorporation or By-laws (or equivalent documents) of Purchaser or (B) any resolution adopted by the Board of Directors (or similar governing body) of Purchaser; or

(ii)           contravene, conflict with, or constitute or result in a breach or violation of, any material Law or Order to which Purchaser, or any of the assets owned or used by Purchaser, are subject.

Section 4.4            Securities Act.  Purchaser is acquiring the Securities, and will acquire the shares of Common Stock issuable upon exercise of the Warrant (“Warrant Shares”), for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) in any manner that would be in violation of the Securities Act.

Section 4.5            Investment Representation and Warranty.  Purchaser understands that the Securities have not been, and the Securities and the Warrant Shares will not upon issuance be, registered under the Securities Act, and that the Warrant and the certificates evidencing the Shares and the Warrant Shares shall bear a legend to that effect.

Section 4.6            Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 4.7            Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser understands that it must be able to bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

Section 4.8            Reliance on Exemptions.  Purchaser understands that the Securities have not been, and the Warrant Shares will not be, registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities and the Warrant Shares, and that the Securities and Warrant Shares may not be offered, sold, pledged or transferred unless such offer, sale, pledge, or transfer is made in compliance with applicable federal and state securities laws and the Investment Company Act.

Section 4.9            Appropriate Purchaser.

(a)           If Purchaser is a U.S. person within the meaning of Regulation S of the Securities Act, or a non U.S. Person who desires to purchase the Shares without relying on Regulation S, Purchaser is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and is also a "qualified purchaser" (as defined in Section 2(a)(51) under the Investment Company Act).

(b)           If Purchaser is a non-U.S. person within the meaning of Regulation S of the Securities Act, such Purchaser (i) is acquiring the Shares in an offshore transaction in accordance with Rule 904 of Regulation S, (ii) is acquiring the Shares for such Purchaser's own account, (iii) understands that the Shares may not, absent an applicable exemption, be transferred without registration and/or qualification under the Securities Act and applicable state securities laws and the laws of any other applicable jurisdiction and (iv) is a non-U.S. person within the meaning of Regulation S.

Section 4.10          Access to Information.  Purchaser acknowledges: (i) that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) that it has been given access to and has carefully and completely reviewed information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment, including but not limited to the materials provided by the Company as set forth on Exhibit B hereto, and (iii) it has been afforded the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 4.11          Restricted Securities.  Purchaser understands that the Securities are, and the Warrant Shares will be, characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

ARTICLE 5

COVENANTS

Section 5.1            Public Announcements.  Each of the parties hereto shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Securities Purchase contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 5.2            Notices of Certain Events.  In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other parties hereto of:

(a)           any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Securities Purchase contemplated by this Agreement;

(b)         any notice or other communication from any governmental or regulatory agency or authority in connection with the Securities Purchase contemplated by this Agreement; and

(c)          any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party or that relate to the consummation of the Securities Purchase contemplated by this Agreement.

Section 5.3           Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the number of Option Shares shall be adjusted to a number determined by multiplying the number of Option Shares immediately prior to any such event by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately after to any such event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately prior to any such event.  In the event of any such adjustment, no change shall be made to the aggregate purchase price of the Option Shares (as adjusted).

ARTICLE 6

TERMINATION

Section 6.1           Termination.  In the event of the termination and abandonment of this Agreement, this Agreement (other than Section 3 (Representations and Warranties of the Company), Section 4 (Representations and Warranties of the Purchaser), Section 7.3 (Fees and Expenses), Section 7.5 (Governing Law) and Section 7.6 (Consent to Jurisdiction; Waiver of Jury Trial), which shall remain in full force and effect) shall forthwith become null and void and no party hereto shall have any Liability or further obligation to any other party hereto, except as provided in this Section 6.1.

ARTICLE 7

MISCELLANEOUS

Section 7.1           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date received if delivered personally or by facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

PetroAlgae Inc.
1901 S. Harbor City Boulevard

Suite 300
Melbourne, Florida   32901
Attn:     David Szostak
Facsimile:  (321) 723-7047

With a copy (which shall not constitute notice) to:

Torys LLP
237 Park Avenue
20th Floor
New York, New York   10017
Attn:      Andrew J. Beck
Daniel P. Raglan
Facsimile:  (212)  682-0200

If to Purchaser:

Green Science Energy LLC
[Street]
[City, State, Zip]
Attn:
Facsimile:

Section 7.2           Amendments; No Waivers.

(a)          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)         No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.3           Fees and Expenses.  Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the obligations contemplated hereby shall be paid by the party incurring such cost or expense.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 7.4           Successors and Assigns; No Third-Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder.  Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

Section 7.5            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

Section 7.6            Consent to Jurisdiction; Waiver of Jury Trial.

(a)           Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Securities Purchase contemplated hereby may be brought in any federal or state court located in the City of New York, Borough of Manhattan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.1 shall be deemed effective service of process on such party.

(b)           Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, any document referred to in this Agreement or the Securities Purchase contemplated hereby.

Section 7.7            Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 7.8            Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 7.9            Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 7.10          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Securities Purchase contemplated hereby is not affected in any manner materially adverse to any parties.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 7.11          Definition and Usage.

For purposes of this Agreement:

“Governmental Entity” means any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof).

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, or restrictions of any kind, including any restrictions on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

Section 7.12          Survival.  The representations and warranties of the Purchaser set forth in Section 4.4, Section 4.5, Section 4.7, Section 4.10 and Section 4.11, shall survive any termination hereof.

Section 7.13          Further Assurances.   From time to time, each party hereto will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

Section 7.14          Review of Agreement.  Each party hereto acknowledges that it has had time to review this Agreement and, as desired, consult with counsel.  In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

Section 7.15          Brokerage.  Each party hereto represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby, except for such commissions and fees incurred by reason of any action taken by a party hereto that will be paid by and be the responsibility of such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written by the duly authorized officers of Seller and Purchaser.

SELLER:

PETROALGAE INC.

By:	/s/ David Szostak
Name: David Szostak
Title: President

PURCHASER:

GREEN SCIENCE ENERGY LLC

By:	/s/ Patrick Regan
Name:
Title:

[SIGNATURE PAGE TO SECURITES PURCHASE AGREEMENT]

EXHIBIT A

TO SECURITIES PURCHASE AGREEMENT

WARRANT

See attached.

EXHIBIT B

Private Placement Memorandum, dated September 28,, 2009